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                                  EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                      STATE OR JURISDICTION
NAME OF SUBSIDIARY                                      OF INCORPORATION
AGCO Corporation                                            Delaware
Actium                                                      Germany
AGCO AB                                                     Sweden
AGCO Argentina SA                                           Argentina
AGCO Australia Ltd.                                         Australia
AGCO Canada, Ltd.                                           Canada
AGCO Danmark AS                                             Denmark
AGCO de Mexico SA de CV                                     Mexico
AGCO do Brazil                                              Brazil
AGCO Export Corp.                                           Barbados
AGCO Farm Finance Corp.                                     Delaware
AGCO Finance Corporation                                    Delaware
AGCO France SA                                              France
AGCO GmbH                                                   Germany
AGCO Holding BV                                             Netherlands
AGCO Iberia SA                                              Spain
AGCO International, Ltd.                                    United Kingdom
AGCO Manufacturing Ltd.                                     United Kingdom
AGCO Pension Trust Ltd.                                     United Kingdom
AGCO Romania SRL                                            Romania
AGCO SA                                                     France
AGCO Services, Ltd.                                         United Kingdom
AGCO Vertriebs GmbH                                         Germany
AGCO Verwaltungs                                            Germany
AGCO, Ltd.                                                  United Kingdom
Araus SA                                                    Argentina
Blue Corp                                                   Delaware
Deutz SA                                                    Argentina
Dronningborg Industries AS                                  Denmark
Eikmaskin AS                                                Norway
Fendt GmbH                                                  Germany
Fendt Italiana GmbH                                         Italy
Financial Services Insurance Co. of Tennessee               Tennessee
Gleaner-Allis Company, Ltd.                                 Delaware
Hesston Ventures Corp.                                      Kansas
Indamo SA                                                   Argentina
Kemptener Maschinenfabrik GmbH                              Germany
Manufacturers Leasing Corp.                                 Delaware
Massey Ferguson SPA                                         Italy
Massey Ferguson Corp.                                       Delaware
Massey Ferguson de Mexico, SA de CV                         Mexico
Massey Ferguson Europa BV                                   Netherlands
Massey Ferguson Executive Pension Trust Ltd.                United Kingdom
Massey Ferguson Staff Pension Trust Ltd.                    United Kingdom
Massey Ferguson Works Pension Trust Ltd.                    United Kingdom
MF Europa BV                                                Netherlands
Terramec SA                                                 Argentina
The Hesston Company Ltd.                                    Delaware
Wohungsbau GmbH                                             Germany
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